Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 10, 2016, relating to the combined financial statements of Great Western Building Materials as of March 12, 2015 and December 31, 2014, and for the period from January 1, 2015, to March 12, 2015, and for the year ended December 31, 2014, appearing in the prospectus included in Registration Statement No. 333-215557.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, CA

February 14, 2017